SCHEDULE 14C INFORMATION

            Information Statement Pursuant to Section 14(c) of the
                        Securities  Exchange Act of 1934

 Check the appropriate box:

 [X]  Preliminary Information Statement - Amendment No. 1

 [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

 [ ]  Definitive Information Statement


                     INTEGRATED PERFORMANCE SYSTEMS, INC.
               ------------------------------------------------
               (Name of Registrant As Specified In Its Charter)

 Payment of Filing Fee (Check the appropriate box):

 [X]  No fee required.

 [ ]  Fee computed on table below per Exchange Act Rules l4c-5(g) and 0-11.

      1)   Title of each class of securities to which transaction applies:
      2)   Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      4)   Proposed maximum aggregate value of transaction:
      5)   Total fee paid:

 [ ]  Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:
      2)  Form, Schedule or Registration Statement No.:
      3)  Filing Party:
      4)  Date Filed:

                     INTEGRATED PERFORMANCE SYSTEMS, INC.

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         To Be Held February 14, 2005

 To the Shareholders of INTEGRATED PERFORMANCE SYSTEMS, INC.:

      NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of INTEGRATED PERFORMANCE SYSTEMS, INC., a New York corporation, (the "Company"), will be held at 901 Hensley Lane, Wylie, Texas 75098, on February 14, 2005, at 11:00 A.M., Central Standard Time, for the following purpose:

      To consider and vote upon a proposal to amend the Company's Articles of Incorporation to authorize four hundred million (400,000,000) shares of Common Stock of the Company.

      Only those shareholders of record at the close of business on January 14, 2005 will be entitled to receive this Information Statement and notice of the special meeting and to vote at the meeting.

      Your attention is called to the enclosed Information Statement.

                               By Order of the Board of Directors,

                               /s/ Brad Jacoby

                               Brad Jacoby
                               Secretary

 Wylie, Texas
 January 4, 2005

                     INTEGRATED PERFORMANCE SYSTEMS, INC.

                               901 Hensley Lane
                              Wylie, Texas 75098
                          _________________________

                            INFORMATION STATEMENT
                               Amendment No. 1
                          _________________________

                       Special Meeting of Shareholders
                              February 14, 2005

                                INTRODUCTION

      This Information Statement and the Notice of Special Meeting are first being mailed to the shareholders of Integrated Performance Systems, Inc. (the "Company") on or about January 19, 2005 in connection with a special meeting of shareholders of the Company (the "Special Meeting") to be held at 901 Hensley Lane, Wylie, Texas 75098, the principal executive offices of the Company, on February 14, 2005, at 11:00 A.M., Central Standard Time, and any postponement or adjournment thereof.

      At the Special Meeting, holders of common stock, $0.01 par value, (the "Common Stock") of the Company and holders of Series F Preferred Stock will be asked to consider and vote upon a proposal to amend the Company's Articles of Incorporation to authorize four hundred million (400,000,000) shares of Common Stock of the Company.

                    WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY

      Principal voting shareholders collectively represent 213,444,932 voting shares (or 82%) of the 260,366,230 voting shares expected to be outstanding on January 14, 2005, and have stated their intent to vote in favor of the proposal. Accordingly, no proxies will be solicited and no action is required on your behalf. The cost of printing and distributing this Information Statement and holding the Special Meeting (including the reimbursement of certain parties for their expenses in forwarding this Information Statement to beneficial owners of the Common Stock) will be paid by the Company.

                      VOTING SECURITIES AND RECORD DATE

      Only holders of record of shares of our common stock, $0.01 par value, (the "Common Stock") and holders of Series F Preferred Stock as of the close of business on January 14, 2005 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. The Common Stock and Series F Preferred Stock are the only classes of our voting securities issued and outstanding and the holders thereof will vote as one class. Each common shareholder of record in this class at the close of business on the Record Date is entitled at the Special Meeting to one vote for each share of Common Stock held. Each preferred shareholder of record in this class at the close of business on the Record Date is entitled at the Special Meeting to one thousand votes for each share of Preferred Stock held. At the close of business on the Record Date, there were 66,537,230 shares of Common Stock
 issued and outstanding.   At the close of business on the Record Date, there
 were 193,829 shares of voting Preferred Stock outstanding, representing 193,829,000 votes.

                    AMENDMENT OF ARTICLES OF INCORPORATION
                   TO INCREASE NUMBER OF AUTHORIZED SHARES

      Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to increase the number of authorized shares of common stock to four hundred million (400,000,000). The Board of Directors believes that this increase in the number of authorized shares is in the best interest of the Company in that it will provide the Company with available shares which could be issued for various corporate purposes, including acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings, as the Board of Directors determines in its discretion. The Board further believes that the increase in the number of authorized shares of Common Stock will enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of shareholders to approve each potential transaction.

      Approval of the increase in authorized shares will generally empower the directors to issue the additional shares without prior notice to stockholders or their approval. One instance where stockholder approval of the issuance of additional shares could be required in the future is if the Company becomes listed on a major stock exchange or stock quotation system and stockholder approval is required by such stock exchange or stock quotation system with regard to a particular proposal relating to the issuance of shares, such as implementation of an employee stock option plan.

      Merger: In November 2004, we consummated a merger between a wholly owned subsidiary and Best Circuit Boards, Inc. d/b/a Lone Star Circuits ("LSC"). (LSC is a privately owned fabrication services company located in Wylie, Texas, which is engaged in time sensitive, high technology prototypes, and is a manufacturer of high margin, complex electronic circuit boards.) The transaction requires the Company to issue approximately 194 million common shares in acquisition of LSC, which shares will have the same rights as all other common shares of the Company. To evidence the right of LSC shareholders to receive this number of common shares, 193,829 shares of Series F Convertible Preferred Stock (the "Preferred Stock") was issued at closing. The terms and conditions of the Preferred Stock are described below in the section entitled "DESCRIPTION OF CAPITAL STOCK: PREFERRED STOCK."

      Other terms of the merger include the issuance to LSC shareholders of $4.2 million in convertible debentures. The debentures are convertible into Common Stock at any time at a per share conversion price of $.15 per share. $3.2 million of the debentures is payable at a simple interest rate of 8% per annum, with interest payable monthly and the principal balance due in February 2005. $1 million of the debentures is payable at a simple interest rate of 8% per annum, interest payable bi-annually and the principal balance due in November 2007. All of the debentures are secured by all assets of the Company and of LSC.

      Prior to consummating the merger, the Company entered into a consulting agreement with Mr. Jacoby, a major LSC shareholder, to manage the Company. This arrangement was superseded by an employment agreement with Mr. Jacoby effective at December 1, 2004. The agreement provides for employment of Mr. Jacoby as Chairman, Chief Executive Officer and President of the Company for an initial period of three years at a base salary of $500,000, plus eligibility for bonuses related to financial performance of the Company, and other benefits.

      In connection with the merger, the former CEO of the Company, D.
 Ronald Allen, delivered approximately 19.5 million shares of Common Stock beneficially owned by him into escrow to secure certain advances made by LSC on behalf of the Company. Mr. Jacoby was also granted the right to vote these shares for the duration of the escrow agreement.

      It is impracticable at this time to provide financial statements, pro forma financial information and other information relating to the financial performance of LSC. We expect to file such information as soon as practicable, but not later than 75 days after completion of the acquisition.

      Outstanding and reserved equity: Approximately 66.5 million shares of common stock are currently issued and outstanding. The merger agreement with LSC calls for approximately 194 million common shares to be issued to shareholders of LSC as consideration for the acquisition. We have reserved another 35 million common shares to meet outstanding obligations relating to options, warrants, contractual commitments or other arrangements. The number of common shares that are currently authorized and unissued that are not reserved for any specific use and are available for future issuances before an increase in authorized shares is approximately 33.5 million. After the increase in authorized shares, the number of common shares that would be authorized and unissued that are not reserved for any specific use and would be available for future issuances is approximately 104.5 million.

      Effect of increase: The issuance by the Company of a substantial number of additional shares of Common Stock would dilute both the equity interests and the earnings per share of existing holders of the Common Stock. Although dilution would be substantial, we believe that engaging in these type transactions will ultimately be a greater benefit to our shareholders and will more than offset any negative effects of dilution. The newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock.

      Anti-takeover effect: The proposal to increase authorized shares is not submitted as a result of or in response to any present accumulation of stock or threatened takeover. Existing provisions of our articles of incorporation, bylaws and agreements have no material anti-takeover effects and we currently have no plans to subsequently implement any measures having anti-takeover effects. However, the additional shares of Common Stock could have an "anti-takeover" effect in that they could discourage an attempt to obtain control of the Company in the future by means of a merger, tender offer, proxy contest or otherwise and could make the removal of the present management of the Company more difficult. Such shares could be issued for the purpose of making more difficult, time-consuming or costly an acquisition of a controlling interest in the Company deemed undesirable by the Board of Directors, even if such acquisition is desired by certain stockholders of the Company.

      No Dissenters' Rights: The holders of the Company's Common Stock are not entitled to dissenters' rights in connection with the increase in the number of authorized shares. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

      If the amendment of the Company's Articles of Incorporation is approved by the shareholders of the Company, the amendment would become effective upon the filing of Amended Articles of Incorporation with the Secretary of State of the State of New York, which will occur as soon as practicable following the approval.

                 INTERESTS OF CERTAIN PERSONS IN THE PROPOSAL

      Mr. and Mrs. Jacoby, as sole shareholders of LSC, have a substantial interest in approval of the proposal, as described in the foregoing section. No other director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the Articles of Incorporation which is not shared by all other holders of the Company's Common Stock. No director has informed the Company that he intends to oppose the proposal.

                         DESCRIPTION OF CAPITAL STOCK

      The authorized capital stock of the Company consists of the following:

 Common Stock

      As of the Record Date, there were one hundred million (100,000,000) shares of common stock authorized with a par value of $.01 per share, of which 66,537,230 shares were issued and outstanding. Immediately following the approval of the increase in the number of authorized shares of Common Stock, there will be four hundred million (400,000,000) shares of Common Stock authorized, of which 66,537,230 will be issued and outstanding. The holders of the Common Stock have no preemptive rights, are entitled to one vote per share on all matters to be voted on by the shareholders and have the right of cumulative voting in connection with the election of directors.

      The holders of Common Stock are entitled to receive pro rata dividends, when and as declared by the Board of Directors in its discretion, out of funds legally available therefor. The payment of dividends on the Common Stock in the future, if any, will be subordinate to the preferred stock.
 In addition, the payment of such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant. The Board of Directors has never declared a dividend on its Common Stock and does not contemplate doing so in the near future.

 Preferred Stock

      As of the Record Date, the Company has Ten million (10,000,000) shares of preferred stock authorized. The issuance and designation of rights of the preferred stock is established by the Board of Directors. The Company presently has four classes or series of preferred stock designated:

      Series A Nonconvertible Preferred Stock, $.01 par value, 10,000 shares authorized, no shares issued and outstanding, $1,000 per share redemption value. Each holder of Series A Preferred Stock is entitled to one vote for each dollar of redemption value of preferred stock held.

      Series B Convertible Preferred Stock, $.01 par value, 10,000 shares authorized, no shares issued and outstanding, $1,000 per share redemption value. Holders of Series B Preferred Stock have no voting rights and have the right to convert their Series B Preferred shares into shares of Common Stock of the Company at the rate of $3.00 per common share for a period of five years after issuance of the Series B Preferred shares.

      Series C Nonconvertible Preferred Stock, $.01 par value, 20,000 shares authorized, no shares issued and outstanding, $1,000 per share redemption value. Each holder of Series C Preferred Stock is entitled to one vote for each dollar of redemption value of preferred stock held.

      Series D Convertible Preferred Stock, $.01 par value, 10,000 shares authorized, no shares issued and outstanding, $2,000 per share redemption value. Holders of Series D Preferred Stock have no voting rights and have the right to convert their Series D Preferred shares into shares of Common Stock of the Company at the rate of $3.00 per common share for a period of five years after issuance of the Series D Preferred shares.

      Series F Preferred Stock, $.01 par value, 300,000 shares authorized, 193,829 shares issued and outstanding, no mandatory redemption, with a liquidation value per share equal to the value of Lone Star Circuits, Inc., divided by the number of outstanding shares of Series F Preferred Stock. Holders of Series F Preferred Stock have the right to convert their preferred shares into shares of Common Stock at the rate of one thousand shares of Common Stock for each share of preferred stock, and each holder of Series F Preferred Stock is entitled to one thousand votes for each share of Series F Preferred Stock held.

                            SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information expected to be current as of January 14, 2005 with respect to the beneficial ownership of our voting securities by (i) persons known to us to be the beneficial owners of more than 5% of the outstanding shares of each class of our voting securities, (ii) all of our directors, (iii) each of our executive officers and (iv) all of our directors and executive officers as a group.

      The number of shares of our securities beneficially owned by each shareholder set forth below is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power and any shares which a shareholder presently, or within 60 days, has the right to acquire through the exercise of any stock option or other right. Unless otherwise indicated, each shareholder has sole voting and investment power (or shares such powers with his spouse) with respect to the securities set forth in the following tables. The information is based upon corporate records, information furnished by each shareholder, or information contained in filings made with the Securities and Exchange Commission.

      Except as otherwise noted, each person's address is c/o Integrated Performance Systems, Inc.
                                                  Amount and
                                                  Nature of
                         Name and Address of      Beneficial       Percent
   Title of Class        Beneficial Owner         Ownership        of Class
   --------------        -------------------    ---------------    --------
   Common Stock          Brad Jacoby            241,314,932 (1)     83.68%
                         (5% Beneficial Owner;
                         Executive Officer
                         and Director)

 (1) Includes 10,003,203 shares held of record by Associates Funding Group, Inc., 4,087,244 shares held of record by Winterstone Management, Inc., 4,546,000 shares held of record by CMLP Group, Ltd. and 849,485 shares held of record by B.C. & Q. Corp., over all of which entities Mr. Allen exercises voting control; however, all of the foregoing shares are held in escrow pursuant to an Escrow Agreement that gives Mr. Jacoby the right to vote the shares; also includes 193,829,000 shares issuable to Mr. Jacoby upon conversion of Series F Preferred Stock and 28,000,000 shares issuable to Mr. Jacoby upon conversion of convertible debentures.


                          FORWARD LOOKING STATEMENTS

      This Information Statement may contain "Forward Looking Statements," which are our expectations, plans, and projections which may or may not materialize, and which are subject to various risks and uncertainties.
 When used in this report, the words "plans," "believes," "expects," "anticipates," "estimates" and similar expressions are intended to identify forward-looking statements. Factors which could cause actual results to materially differ from our expectations include the following: general economic conditions; competitive factors and pricing pressures; the timely development and acceptance of new products; and other risks described from time to time in the our SEC filings. These forward-looking statements speak only as of the date of this Information Statement. We expressly disclaim any obligation or undertaking to release publicly any updates or changes in our expectations or any change in events, conditions or circumstances on which any such statement may be based, except as may be otherwise required by the securities laws.

                           QUORUM AND REQUIRED VOTE

      The holders of a majority of the votes of shares entitled to vote thereat shall constitute a quorum for the transaction of business at the Special Meeting. An affirmative vote of a majority of the votes entitled to vote on, and that voted for or against a particular matter, shall decide any question brought before such meeting. Voting will be by a voice vote. Abstentions and "broker non-votes" are not considered as being represented at the Special Meeting and are therefore not counted in establishing a quorum or in deciding any question. (The proposal is considered to be non-routine. Normally, if a proposal is routine, a broker or other entity holding shares for an owner in street name may vote for the proposal without voting instructions from the owner. If a proposal is not routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when the broker or other entity is unable to vote on a proposal because the proposal is not routine and the owner does not provide any instructions.)

                   INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed by the Company with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:
 None.

                                OTHER BUSINESS

      The management of the Company knows of no matter other than those set forth herein that is to be brought before the Special Meeting.

      The foregoing Notice and Information Statement are sent by order of the Board of Directors.
                                    By Order of the Board of Directors,

                                    /s/ Brad Jacoby

                                    Brad Jacoby
                                    Secretary
 January 4, 2005
 Wylie, Texas